                                                                      Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)



                                    PRIMARY

                                                                   Three Months Ended September 30,
                                                                   --------------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $12,292              $ 9,976
                                                                     =======              =======

Shares used in net earnings per
  share computations......................                            38,734               37,815
                                                                     =======              =======

Earnings per share........................                           $   .32              $   .26
                                                                     =======              =======

      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                   Three Months Ended September 30,
                                                                   --------------------------------
                                                                      1996                 1995
                                                                     -------              -------

Average outstanding common shares.........                            36,563               35,853
Average common equivalent shares --
  dilutive effect of option shares........                             2,171                1,962
                                                                      ------               ------
Shares used in net earnings
  per share computations..................                            38,734               37,815
                                                                      ======               ======

                                                      FULLY DILUTED
                                                      -------------

                                                                   Three Months Ended September 30,
                                                                   --------------------------------
                                                                      1996                 1995
                                                                     -------              -------

Net income................................                           $12,292              $ 9,976
                                                                     =======              =======

Shares used in net earnings
  per share computations..................                            38,824               37,895
                                                                     =======              =======

Earnings per share........................                           $   .32              $   .26
                                                                     =======              =======

      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                   Three Months Ended September 30,
                                                                   --------------------------------
                                                                      1996                 1995
                                                                     -------              -------

Average outstanding common shares.........                            36,563               35,853
Average common equivalent shares --
  dilutive effect of option shares........                             2,261                2,042
                                                                      ------              -------
Shares used in net earnings
  per share computations..................                            38,824               37,895
                                                                      ======               ======

                                                                      Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)


                                    PRIMARY

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $24,515              $28,100
                                                                     =======              =======
Shares used in net earnings per
  share computations......................                            38,524               36,387
                                                                     =======              =======
Earnings per share........................                           $   .64              $   .77
                                                                     =======              =======


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
                                                                       1996                 1995
                                                                      ------              -------
Average outstanding common shares.........                            36,555               34,636
Average common equivalent shares --
  dilutive effect of option shares........                             1,969                1,751
                                                                      ------              -------
Shares used in net earnings
  per share computations..................                            38,524               36,387
                                                                      ======              =======


                                                      FULLY DILUTED
                                                      -------------

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $24,515              $28,100
                                                                     =======              =======

Adjusted net income for interest
  on convertible note.....................                           $24,515              $28,413
                                                                     =======              =======

Shares used in net earnings
  per share computations..................                            38,613               37,639
                                                                     =======              =======

Earnings per share........................                           $   .63              $   .75
                                                                     =======              =======


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
                                                                       1996                 1995
                                                                      ------               ------
Average outstanding common shares.........                            36,555               34,636
Average common equivalent shares --
  dilutive effect of option shares........                             2,058                1,849
Dilutive effect of convertible note.......                              --                  1,154
                                                                      ------               ------
Shares used in net earnings
  per share computations..................                            38,613               37,639
                                                                      ======               ======





                                       17